UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

HENDERSON CITIZENS BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	033-42286	75-2371232
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 West Main Street, P.O. Box 1009

Henderson, Texas 75653

(Address of principal executive offices)

(903) 657-8521

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 15, 2003, Henderson Citizens Bancshares, Inc. (the “Company”) issued a press release announcing the approval and adoption of the Agreement and Plan of Merger, dated February 23, 2003, by its shareholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
Exhibit 99.1	Press Release, dated August 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Henderson Citizens Bancshares, Inc.
(Registrant)

Date: August 15, 2003	By:	/s/ Milton S.McGee
	Name:	Milton S. McGee
	Title:	President and CEO